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                                                                   EXHIBIT 10(f)


                               MERCK & CO., INC.

                             NON-EMPLOYEE DIRECTORS
                               STOCK OPTION PLAN

                    (AMENDED AND RESTATED FEBRUARY 24, 1998)



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                   NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN

  The Non-Employee Directors Stock Option Plan (the "Plan") is established to attract, retain and compensate for service highly qualified individuals who are not current or former employees of Merck & Co., Inc. (the "Company") as members of the Board of Directors and to enable them to increase their ownership in the Company's Common Stock. The Plan will be beneficial to the Company and its stockholders since it will allow these directors to have a greater personal financial stake in the Company through the ownership of Company stock, in addition to underscoring their common interest with stockholders in increasing the value of the Company stock longer term.

1. ELIGIBILITY

  All members of the Company's Board of Directors who are not current or former employees of the Company or any of its subsidiaries ("Non-Employee Directors") are eligible to participate in this Plan.

2. OPTIONS

  Only a nonqualified stock option ("NQSO") may be granted under this Plan.

3. SHARES AVAILABLE

  (a) Number of Shares Available: There are hereby reserved for issuance under this Plan 225,000 shares of Common Stock, no par value, which may be authorized but unissued shares, treasury shares, or shares purchased on the open market.

  (b) Recapitalization Adjustment: In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure or shares of the Company, adjustments in the number and kind of shares authorized by this Plan, in the number and kind of shares covered by, and in the option price of, outstanding NQSOs under this Plan shall be made if, and in the same manner as, such adjustments are made to NQSOs issued under the Company's then current Incentive Stock Plan.

4. ANNUAL GRANT OF NONQUALIFIED STOCK OPTIONS

  Each year on the first Friday following the Company's Annual Meeting of Stockholders, each individual elected, reelected or continuing as a Non-Employee Director shall automatically receive a NQSO covering 1,000 shares of Common Stock. Notwithstanding the foregoing, if, on that first Friday, the General Counsel of the Company determines, in his/her sole discretion, that the Company is in possession of material, undisclosed information about the Company, then the annual grant of NQSOs to Non-Employee Directors shall be suspended until the second day after public dissemination of such information and the price, exercisability date and option period shall then be determined by reference to such later date. If Common Stock is not traded on the New York Stock Exchange ("NYSE") on any date a grant would otherwise be awarded, then the grant shall be made the next day thereafter on which Common Stock is so traded.

5. OPTION PRICE

  The price of the NQSO shall be either (1) the simple average of the high and low prices at which the Common Stock traded on the date of the grant, as quoted on the NYSE on that date, or (2) the price of the last sale of Common Stock on that date as quoted by the NYSE, whichever is higher, and rounding out such figure to the next higher multiple of 25 cents (unless the figure is already a multiple of 25 cents).

6. OPTION PERIOD

  A NQSO granted under this Plan shall become exercisable five years after date of grant and shall expire ten years after date of grant ("Option Period").

7. PAYMENT

  The NQSO price shall be paid in cash in U.S. dollars at the time the NQSO is exercised.

8. CESSATION OF SERVICE

  Upon cessation of service as a Non-Employee Director (for reasons other than retirement or death), only those NQSOs immediately exercisable at the date of cessation of service shall be exercisable by the grantee. Such NQSOs must be exercised within 90 days of cessation of service (but in no event after the expiration of the Option Period) or they shall be forfeited.

9. RETIREMENT

  If a grantee ceases service as a Non-Employee Director and is at least age 65 with ten or more years of service or age 70 with five or more years of service, then any of his/her outstanding NQSOs shall continue to become exercisable. All outstanding NQSOs must be exercised by the earlier of (i) sixty months following the date of such cessation of service or (ii) the expiration of the Option Period, or such NQSOs shall be forfeited.

10. DEATH

  Upon the death of a Non-Employee Director, only those NQSOs which were exercisable on the date of death shall be exercisable by his/her legal representatives or heirs. Such NQSOs must be exercised within 36 months from date of death (but in no event after the expiration of the Option Period) or they shall be forfeited.

11. ADMINISTRATION AND AMENDMENT OF THE PLAN

  This Plan shall be administered by the Board of Directors of the Company. This Plan may be terminated or amended by the Board of Directors as they deem advisable. However, an amendment revising the price, date of exercisability, option period of, or amount of shares under a NQSO shall not be made more frequently than every six months unless necessary to comply with the Internal Revenue Code of 1986, as amended, or with the Employee Retirement Income Security Act of 1974, as amended. No amendment may revoke or alter in a manner unfavorable to the grantees any NQSOs then outstanding, nor may the Board amend this Plan without stockholder approval where the absence of such approval would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (the "Act"), or any other requirement of applicable law or regulation. A NQSO may not be granted under this Plan after December 31, 1995 but NQSOs granted prior to that date shall continue to become exercisable and may be exercised according to their terms.

12. TRANSFERABILITY

  Except as set forth in this section, the NQSOs granted under this Plan shall not be exercisable during the grantee's lifetime by anyone other than the grantee, the grantee's legal guardian or the grantee's legal representative, and shall not be transferable other than by will or by the laws of descent and distribution. NQSOs granted under this Plan shall be transferable during a grantee's lifetime only in accordance with the following provisions:

    The grantee may only transfer an NQSO while serving as a Non-Employee Director of the Company or within one year of ceasing service as a Non-Employee Director due to retirement as defined in Section 9.

    The NQSO may be transferred only to the grantee's spouse, children (including adopted children and stepchildren) and grandchildren (collectively, "Family Members"), to one or more trusts for the benefit of Family Members or, at the discretion of the Board of Directors, to one or more partnerships where the grantee and his Family Members are the only partners, in accordance with the rules set forth in this section. The grantee shall not receive any payment or other consideration for such transfer (except that if the transfer is to a partnership, the grantee shall be permitted to receive an interest in the partnership in consideration for the transfer).

    Any NQSO transferred in accordance with this section shall continue to be subject to the same terms and conditions in the hands of the transferee as were applicable to such NQSO prior to the transfer, except that the grantee's right to transfer such NQSO in accordance with this section shall not apply to the transferee. However, if the transferee is a natural person, upon the transferee's death, the NQSO privileges may be exercised by the legal representatives or beneficiaries of the transferee within the exercise periods otherwise applicable to the NQSO.

    Any purported transfer of an NQSO under this section shall not be effective unless, prior to such transfer, the grantee has (1) met the minimum stock ownership target then in place for Directors of the Company,
  (2) notified the Company of the transferee's name and address, the number of shares under the Option to be transferred, and the grant date and exercise price of such shares, and (3) demonstrated, if requested by the Board of Directors, that the proposed transferee qualifies as a permitted transferee under the rules set forth in this section. In addition, the transferee must sign an agreement that he or she is bound by the rules and regulations of the Plans and by the same insider trading restrictions that apply to the grantee. No transfer shall be effective unless the Company has in effect a registration statement filed under the Securities Act of 1933 covering the securities to be acquired by the transferee upon exercise of the NQSO, or the General Counsel of Merck & Co., Inc. has determined that registration of such shares is not necessary.

13. COMPLIANCE WITH SEC REGULATIONS

  It is the Company's intent that the Plan comply in all respects with Rule 16b-3 of the Act and any regulations promulgated thereunder. If any provision of this Plan is later found not to be in compliance with the Rule, the provision shall be deemed null and void. All grants and exercises of NQSOs under this Plan shall be executed in accordance with the requirements of
Section 16 of the Act, as amended, and any regulations promulgated thereunder.

14. MISCELLANEOUS

  Except as provided in this Plan, no Non-Employee Director shall have any claim or right to be granted a NQSO under this Plan. Neither the Plan nor any action thereunder shall be construed as giving any director any right to be retained in the service of the Company.

15. EFFECTIVE DATE

  This Plan shall be effective April 28, 1992 or such later date as stockholder approval is obtained.